UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WCI Communities, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE

BONITA SPRINGS, FLORIDA 34134

May 10, 2007

Dear Fellow Shareholder:

We have recently sent you the proxy statement and WHITE proxy card for this year’s Annual Meeting to be held on Friday, June 15, 2007.

As you may know, your Board of Directors has initiated a sale process for the Company with the assistance of its financial advisor, Goldman, Sachs & Co., that is designed to maximize value for all shareholders.

WE URGE YOU TO VOTE TO RE-ELECT YOUR CURRENT BOARD OF DIRECTORS.

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Your Board has taken decisive action focused on maximizing value for all shareholders. Your Board has initiated a sale process that is designed to maximize value for all shareholders and pursuant to which all potential buyers, including the Icahn Group should it elect to accept the invitation to participate in the process, will be treated equally. Your Board believes that other offers or alternatives to the Icahn Group’s offer could emerge that would provide shareholders with greater value than the current $22.00 per-share conditional offer of the Icahn Group. A change in the composition of the Board or senior management at this time could disrupt the ongoing sale process.

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The Icahn Group’s tender offer is inadequate and not in the best interests of WCI and its shareholders. The Icahn Group is seeking your support for a slate of director nominees in opposition to the Board’s nominees, who are WCI’s current directors. WCI’s current directors are experienced and knowledgeable of WCI’s business and are the best directors to navigate the company through this tough real estate market and continue with the sale process that is currently underway with the assistance of Goldman Sachs. Mr. Icahn and his affiliates have commenced an unsolicited tender offer for $22.00 per share to purchase any and all outstanding shares of common stock of WCI. That tender offer is subject to numerous conditions, including that Mr. Icahn and his affiliates dismantle Delaware Law procedural safeguards. After careful consideration and a thorough review of the offer with the assistance of WCI’s management and legal and financial advisors, your Board of Directors unanimously determined that the tender offer is inadequate and not in the best interests of WCI and its shareholders.

We strongly urge you to read the Board’s recommendation in the Schedule 14D-9 that WCI filed with the Securities and Exchange Commission, available on the Company’s website (http://www.wcicommunities.com) in the Investor Relations section within the Shareholder Meeting tab.

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The election of Mr. Icahn’s slate of director-nominees could jeopardize your opportunity to obtain maximum value for your shares. If elected, we believe that the Icahn nominees would work to serve Mr. Icahn’s own best interests — and not the interests of all of WCI’s shareholders. We believe that the Icahn slate intends to dismantle existing procedural safeguards, including the shareholder rights plan, which are in place to enable WCI to negotiate a transaction that maximizes the value of our Company for all shareholders.

WE URGE YOU TO VOTE TO RE-ELECT YOUR CURRENT BOARD OF DIRECTORS.

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The Icahn Group has failed to present any plan or proposal to WCI shareholders that would suggest that Mr. Icahn and his affiliates intend or have the capability to deliver superior value to all shareholders. Your Board has both experience and a plan to maximize value for all shareholders.

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Furthermore, WCI’s current directors are best suited to deliver value and navigate the challenging housing and real estate market. WCI’s current directors are highly qualified with substantial experience in the home-building industry, as business leaders, and as directors of public and private companies and other organizations.

A VOTE FOR YOUR BOARD’S NOMINEES WILL ENSURE THAT A

COMPREHENSIVE AND FAIR SALE PROCESS IS CONDUCTED

IN YOUR INTERESTS AND THE INTERESTS OF ALL WCI SHAREHOLDERS.

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, YOUR VOTE IS IMPORTANT TO US. PLEASE BE SURE YOU ARE REPRESENTED AT THE ANNUAL MEETING BY USING THE ENCLOSED WHITE PROXY CARD TO VOTE BY TELEPHONE, BY INTERNET, OR BY SIGNING, DATING AND RETURNING THE WHITE PROXY CARD, AS SOON AS POSSIBLE.

WE URGE YOU TO VOTE TO RE-ELECT YOUR CURRENT BOARD OF DIRECTORS.

If you have any questions, require assistance with voting, or need additional copies of the Company’s proxy materials, please contact Innisfree M&A Incorporated, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

Thank you for your support.

Sincerely,

Jerry L. Starkey President and Chief Executive Officer	Don E. Ackerman Chairman

Important Information

WCI has filed a definitive proxy statement in connection with its 2007 annual meeting of shareholders. WCI shareholders are strongly advised to read the definitive proxy statement carefully, as it contains important information. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by WCI with the U.S. Securities and Exchange Commission (the “SEC”) for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement are also available for free at WCI’s Internet website at www.wcicommunities.com or by writing to WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834 toll-free or by email at info@innisfreema.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of WCI’s shareholders is available in the definitive proxy statement filed on Form 14A with the SEC on Monday, April 30, 2007.

This communication has been made public by WCI Communities, Inc. Shareholders are urged to read the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto), which was filed by WCI with the SEC on April 5, 2007, and all amendments thereto, as they contain important information. Copies of the Solicitation/Recommendation Statement (including all exhibits and amendments thereto) are, and other public filings made from time to time by WCI with the SEC which are related to the offer (the “Offer”) by Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP and High River Limited Partnership, will be, available without charge at the SEC’s Internet website at www.sec.gov or at WCI’s Internet website at www.wcicommunities.com.

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